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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports in this Form S-3 registration statement no. 333-73718, for the possible issuance of 1,560,697 shares of common stock upon exchange of limited partnership units, dated as follows:


     AMB Property Corporation and its subsidiaries             January 22, 2001
     Beacon Centre Portfolio                                   June 30, 2000
     J.A. Green Portfolio                                      April 7, 2000
     Magnum Realty Corp. Portfolio                             April 7, 2000
     AFCO Portfolio                                            March 24, 2000
     AFCO Investors Portfolio                                  March 24, 2000
     AFCO Cargo I Associates L.P. Portfolio                    March 24, 2000
     WEST*PAC Portfolio                                        March 24, 2000
     WOCAC Portfolio                                           November 3, 1999
     Columbia Business Center                                  June 11, 1999
     Manekin Portfolio                                         June 11, 1999
     Technology Park II Portfolio                              June 11, 1999
     Miami Airport Business Center                             June 8, 1999
     Junction Industrial Park                                  May 17, 1999
     Mawah Portfolio                                           July 31, 1998
     National Distribution Portfolio                           July 31, 1998
     Willow Lake Portfolio                                     July 21, 1998
     Amberjack Portfolio                                       July 9, 1998
     Willow Park Portfolio                                     June 8, 1998
     Twin Cities Office/Showroom Portfolio
      (Minnetonka Industrial Portfolio)                        May 1, 1998
     Dallas Warehouse Portfolio
      (Garland Industrial Portfolio)                           April 21 1998
     AMB Contributed Properties                                March 27, 1998
     Boston Industrial Portfolio                               March 27, 1998
     The Jamesburg Property                                    March 27, 1998
     Orlando Central Park                                      March 27, 1998
     Totem Lake Malls                                          March 27, 1998
     Crysen Corridor Warehouse                                 February 24, 1998

and to all references to our Firm included in this registration statement.




San Francisco, California                 /s/ ARTHUR ANDERSEN LLP

November 30, 2001